BYLAWS
                                      OF
                              NEOGEN CORPORATION


                                  Article I

                                   OFFICES

         Section 1. Offices. The principal office of the Corporation shall be located in the State of Michigan. The Corporation may have such other offices, within or without the State of Michigan, as the Board of Directors designates.

         Section 2. Operating Facilities. The principal operating facilities, including, but not limited to, research and development facilities, shall be located in the State of Michigan, and not more than 20 miles from the boundary of the main campus of Michigan State University. The Corporation may have such other facilities, within or without the State of Michigan, as the Board of Directors designates.

                                  Article II

                                   MEETINGS

         Section 1. Place of Meeting. Any and all meetings of the shareholders and of the Board of Directors shall be held within the State of Michigan.

         Section 2. Annual Meeting of Shareholders. After the year 1981, an annual meeting of the shareholders shall be held in each year on the _______, or at such other date and time as designated by the Board of Directors, and at the principal office of the corporation, or at such other place within the State of Michigan as designated by the Board of Directors, one of the purposes of which shall be the election of a Board of Directors.

         Section 3. Delayed Annual Meeting. If, for any reason, the annual meeting of the shareholders shall not be held on the day hereinbefore designated, such meeting may be called and held as a delayed annual meeting or as a special meeting.

         Section 4. Special Meetings of Shareholders. A special meeting of the shareholders may be called at any time by the President, or by a majority of the Board of Directors, or by shareholders entitled to vote not less than an aggregate of 50 percent of the outstanding shares of any class of stock of the Corporation having the right to vote at such special meeting. The method by which such meeting may be called is as follows: Upon receipt of a specification in writing setting forth the date and objects of such proposed special meeting, signed by the President, or by a majority of the Board of Directors, or by shareholders as above provided, the Secretary of this Corporation shall prepare, sign and mail the notices requisite to such meeting.

         Section 5. Notice of Meetings of Shareholders. At least 10 days, but no more than 60 days prior to the date fixed for the holding of any meeting of shareholders, written notice of the time, place and purpose of such meeting shall be mailed as hereinafter provided, or personally delivered, to each shareholder entitled to vote at such meeting.

         Section 6. Organizational Meeting of Board. At the place of holding the annual meeting of shareholders, and immediately following such meeting, the Board of Directors, as constituted upon final adjournment of such annual meeting, shall convene for the purpose of electing officers and transacting any other business properly brought before it; provided, that the organizational meeting in any year may be held at a different time and place than that herein provided by consent of a majority of the directors of such new Board.

         Section 7. Regular Meetings of Board. Regular meetings of the Board of Directors may be held at such times and places as the Board of Directors shall from time to time determine. No notice of regular meetings of the Board shall be required.

         Section 8. Special Meetings of Board. Special meetings of the Board of Directors may be called by the President, or by any member of the Board of Directors, at any time by means of written or personal notice of the time and place thereof to each director.

         Section 9. Mailing of Notices. Every written notice shall be deemed duly served when the same has been deposited in the United States mail, with postage fully prepaid, plainly addressed to each director at his or her last address appearing upon the books of this Corporation.

         Section 10. Waiver of Notice. Any notices herein provided for may be waived by telegram, radiogram cablegram or other writing, either before, at, or after such meeting. Attendance at the meeting in person or by proxy shall also constitute waiver of notice unless the person so attending expressly objects to the meeting at the commencement of the meeting as not being lawfully called or convened.

                                 Article III

               NOMINATIONS FOR DIRECTORS AND OTHER AGENDA ITEMS

         Section 1.  Annual Meetings of Shareholders.

                 (a) Nominations of persons for election of the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Company's notice of meeting; (ii) by or at the direction of the directors; or
(iii) by any shareholder of the Company who was a shareholder of record both at the time of giving a notice provided for in this Section and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section.

                 (b) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a) of this section, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter

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for action by shareholders. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the Company has not previously held an annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director) if elected; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder, as they appear on the Company's books, and of such beneficial owner, and (y) the number of each class of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner.

                 (c) Notwithstanding anything in the second sentence of paragraph (b) of this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

         Section 2. Special Meeting of Shareholders. Only such business shall be conducted at a special meeting of the shareholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected: (i) pursuant to the Company's notice of meeting; (ii) by or at the direction of the Board of Directors; or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any shareholder of the Company who was a shareholder of record both at the time of giving of notice provided for in this Section and at the time of the special meeting, who


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is entitled to vote at the meeting and who complied with the notice procedures set forth in this section. In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Company's notice of meeting, if the shareholder's notice containing the information required by Section 1(b) of this section shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the directors to be elected at such meeting. In no event shall the public announcement of the postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a shareholder's notice as described above.

         Section 3. General.

                (a) Only such persons who are nominated in accordance with the procedures set forth in this section shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this section and, if any proposed nomination or business is not in compliance with this section, to declare that such defective nomination or proposal be disregarded.

                (b) For purpose of this section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

                (c) Notwithstanding the foregoing provisions of this section, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this section. Nothing in this section shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                  Article IV

                                    QUORUM

         Section 1. Quorum of Shareholders. A majority of the outstanding shares of each class of stock of this Corporation entitled to vote, present by the record holders thereof in person or by proxy, shall constitute a quorum at any meeting of the shareholders.

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         Section 2. Quorum of Directors. A majority of the directors shall constitute a quorum.

                                  Article V

                        VOTING, ELECTIONS AND PROXIES

         Section 1. Who Entitled to Vote. Subject to Section 2 hereof, and
Article III of the Articles of Incorporation, each shareholder, at every meeting of the shareholders, shall be entitled to one vote, in person or by proxy, for each share of common stock of this Corporation held by such shareholder.

         Section 2. Record Date for Determination of Shareholders. The record date for determination of the shareholders entitled to vote at any meeting of the shareholders shall be set by the Board of Directors of the Corporation; provided, however that in any event said record date shall not be less than 10 days preceding the date of the meeting of the shareholders. Only such shareholders as shall be shareholders of record on the date so fixed by the Board of Directors shall be entitled to notice of and to vote at such meeting of the shareholders.

         Section 3. Participation in Shareholder Meetings. A shareholder may participate in a meeting of shareholders by a conference telephone or similar communication equipment; provided, however that all shareholders participating in the shareholders meeting shall be able to hear each other. All participants in the shareholders meeting shall be advised of the communications equipment and the names of the participants in the conference shall be divulged to all participants. Participation in a meeting pursuant to this procedure shall constitute presence in person at the shareholders meeting.

         Section 4. Proxies. No proxy shall be deemed operative unless and until signed by the shareholder and filed with the Corporation. In the absence of limitation to the contrary contained in the proxy, the same shall extend to all meetings of the shareholders and shall remain in force three years from its date, and no longer.

         Section 5. Vote by Shareholder Corporation. Any other corporation owning voting shares in this Corporation may vote the same by an officer or agent, or by proxy appointed by an officer or agent or by some other person, who by action of its Board or pursuant to its Bylaws, shall be authorized to vote such shares.

         Section 6. Inspectors of Election. Whenever any person entitled to vote at a meeting of the shareholders shall request the appointment of inspectors, the presiding officer of the meeting shall appoint not more than three inspectors, who need not be shareholders. If the right of any person to vote at such meeting shall be challenged, the inspectors shall determine such right. The inspectors shall receive and count the votes upon an election, and for the decision of any question, shall determine the result. The certificate of the inspectors on any vote shall be prima facie evidence thereof.

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                                  Article VI

                              BOARD OF DIRECTORS

         Section 1. Number and Term of Directors. The number of directors which shall constitute the whole board shall not be less than five nor more than nine. Within these limits, the number of directors shall be determined from time to time by resolution of the Board of Directors. In lieu of electing the whole number of directors annually, the directors shall be divided into three classes designated as Class I, Class II, and Class III, each class to be as nearly equal in number as possible. The term of office of the Class I directors shall expire at the first annual meeting of the shareholders after the date on which this provision of the Bylaws first becomes effective. The term of office of the Class II directors shall expire at the second annual meeting of the shareholders after the date on which this provision of the Bylaws first becomes effective. The term of office of the Class III directors shall expire at the end of the third annual meeting after this provision of the Bylaws first becomes effective. After such classification, each class of directors shall serve a term of three years. The class of directors whose term expires at the time of the shareholders' meeting for a given year shall be elected to hold office until the third succeeding annual meeting. Notwithstanding any of the foregoing, each director shall serve until his or her successor is elected and has qualified or until the director's death, retirement, resignation or removal. Should a vacancy occur or be created, any director elected or appointed to fill such vacancy shall serve for the full term of the class in which the vacancy occurs or is created. If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the classes so directors in each class remains as nearly equal in number as possible.

         Section 2. Removal of Directors. A director or the entire Board of Directors may be removed only for cause.

         Section 3. Action by Unanimous Written Consent. If and when the Directors shall unanimously consent in writing to any action to be taken by the Corporation, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors.

         Section 4. Power to Elect Officers. The Board of Directors shall select a president, a secretary and a treasurer and such other officers and agents as the Board may deem necessary for the transaction of the business of the Corporation.

         Section 5. Removal of Officers and Agents. Any officer or agent may be removed by the Board of Directors with or without cause.

         Section 6. Power to Fill Vacancies. A majority of the Board shall have power to fill any vacancy in any office occurring for any reason whatsoever. Any director elected by the Board shall hold office until the next annual meeting of the shareholders.

         Section 7. Delegation of Powers. For any reason deemed sufficient by the Board of Directors, the Board may delegate all or any of the powers and duties of any officer to any other officer or director, but no officer or director shall execute,

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acknowledge or verify any instrument in more than one capacity where prohibited by applicable statute.

         Section 8. Power to Appoint Executive Committee. The Board of Directors shall have power to appoint by resolution an Executive Committee composed of one or more directors who, to the extent provided by such resolution, shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation between meetings of the Board.

         Section 9. Compensation. The compensation of directors, officers and agents may be fixed by the Board or the power to fix such compensation may be delegated by the Board.

                                 Article VII

                                   OFFICERS

         Section 1. President. The President shall be the chief executive officer of the Corporation. He shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.

         Section 2. Vice Presidents. One or more Vice Presidents may be elected by the Board. The Vice Presidents, in the order of their seniority, shall perform the duties and exercise the powers of the President during the absence or disability of the President.

         Section 3. Secretary. The Secretary shall attend all meetings of the shareholders, the Board of Directors and the Executive Committee, and shall preserve in books of the Company true minutes of the proceedings of all such meetings. He shall give all notices required by statute, bylaw or resolution. He shall perform such other duties as may be delegated to him by the Board of Directors or by the Executive Committee.

         Section 4. Treasurer. The Treasurer shall have custody of all corporate funds and securities and shall keep in books belonging to the Corporation full and accurate accounts of all receipts and disbursements. He shall deposit all moneys, securities and other valuable effects in the name of the Corporation in such depositories as may be designated for that purpose by the Board of Directors. He shall disburse the funds of the corporation as ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, whenever requested by them, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

         Section 5. Assistant Secretary and Assistant Treasurer. The Assistant Secretary, in the absence or disability of, or upon order by the Secretary, shall perform the duties and exercise the powers of the Secretary. The Assistant Treasurer in the absence or disability of, or upon order by the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

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         Section 6. Combined Offices. The Board of Directors may combine any of the above-described offices.

                                 Article VIII

                             STOCKS AND TRANSFERS

         Section 1. Certificates for Shares. Every shareholder shall be entitled to a certificate for his shares signed by the President, or by a Vice President and the Secretary, or the Treasurer, or the Assistant Secretary or the Assistant Treasurer under the seal of the Corporation, certifying the number and class of shares represented by such certificates, which certificates shall state the terms and provisions of said class of shares of stock of the Corporation, and if such shares are not fully paid, the amount paid; provided, that where such certificate is signed by a transfer clerk acting on behalf of such Corporation or by a registrar, the signature of any such President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, and the seal of the Corporation, may be facsimile.

         Section 2. Transferable Only on Books of Corporation. Shares shall be transferable only on the books of the Corporation by the person named in the certificate, or by an attorney lawfully constituted in writing, or by the Secretary of the Corporation, and upon surrender of the certificate therefor. A record shall be made of every such transfer and issue. Whenever any transfer is made for collateral security and not absolutely that fact shall be so expressed in the entry of such transfer.

         Section 3. Registered Shareholders. The Corporation shall have the right to treat the registered holder of any share as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as may be otherwise expressly provided by the statutes of Michigan.

         Section 4. Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent and registrar of transfers, and may require all certificates of shares to bear the signature of such transfer agent and of such registrar of transfers, or as the Board may otherwise direct.

         Section 5. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as the Board may deem expedient regulating the issue, transfer and registration of certificates for shares of this Corporation.

                                  Article IX

                            DIVIDENDS AND RESERVES

         Section 1. Source of Dividends. The Board of Directors shall have power and authority to declare dividends from the surplus of the Corporation. A dividend paid or any other distributions made, in any part, from sources other than earned surplus, shall be accompanied by a written notice (a) disclosing the amounts by which

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the dividend or distribution affects stated capital, capital surplus and earned surplus, or (b) if such amounts are not determinable at the time of notice, disclosing the approximate effect of the dividend or distribution upon stated capital, capital surplus and earned surplus, and stating that the amounts are not yet determinable.

In determining earned surplus, the judgment of the Board of Directors shall be conclusive in the absence of bad faith or gross negligence.

         Section 2. Manner of Payment of Dividend. Dividends may be paid by the Corporation in cash, in its own shares, in its own bonds, or in its own property, including the shares or bonds of other corporations, or its outstanding shares, except when currently the Corporation is insolvent or would thereby be made insolvent. A share dividend paid or other distribution of shares of the Corporation shall be accompanied by a written notice (a) disclosing the amounts by which the distribution affects stated capital, capital surplus and earned surplus, or (b) if such amounts are not determinable at the time of the notice, disclosing the approximate affect of the distribution upon stated capital, capital surplus and earned surplus and stating that the amounts are not yet determinable.

                                  Article X

                             RIGHT OF INSPECTION

         Section 1. Balance Sheet. Upon written request of a shareholder, the Corporation shall mail to the shareholder its balance sheet as of the end of the preceding fiscal year; its statement of income for such fiscal year; and if prepared by the Corporation, its statement of source and application of funds for such fiscal year.

         Section 2. Examination of Minutes and Records of Shareholders. Upon 10 days written demand, a shareholder of the Corporation may examine (for any proper purpose in person or by agent or attorney, during usual business hours) the Corporation's minutes of shareholders' meetings and the record of shareholders, and make abstracts therefrom.

                                  Article XI

                           EXECUTION OF INSTRUMENTS

         Section 1. Checks, Contracts, Conveyances, Etc. The Board of Directors shall have power to designate the officers and agents who shall have authority to execute any instrument on behalf of this Corporation.

                                 Article XII

                              SPECIAL PROVISIONS

         Section 1. Indemnification of Officers and Directors. To induce any person elected or appointed as an officer, director or employee of the Corporation to assume such position, the Corporation agrees and hereby makes a continuing offer to

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indemnify any such person in any way arising out of such position to the fullest extent allowed by applicable law.

                                 Article XIII

                             AMENDMENT OF BYLAWS

         Section 1. Amendments - How Effected. These Bylaws may be amended solely by the affirmative vote of a majority of the outstanding shares of each class of stock entitled to vote.

         Section 2. Adoption of Bylaws. These Bylaws were originally approved and adopted by the shareholders of the Corporation at a meeting thereof at which a quorum was presented by a majority of the outstanding shares of each class of stock of the Corporation on the 11th day of August, 1981, and have since been amended from time to time.

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